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                    ADVANCED SWITCHING COMMUNICATIONS, INC.
                            STOCKHOLDERS' AGREEMENT



     THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of the _____ day of August, 1998, by (i) ADVANCED SWITCHING COMMUNICATIONS, INC. (hereinafter referred to as the "Corporation"), a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) MOSTAFA INVESTMENTS LIMITED PARTNERSHIP, a Virginia limited partnership [hereinafter sometimes referred to as "MILP"].


                            R  E  C  I  T  A  L  S:


     WHEREAS, the Corporation has authorized capital stock consisting of, among other shares, Fourteen Million One Hundred Thousand (14,100,000) shares of Common Stock, with a par value of one half a cent ($.005) per share;

     WHEREAS, MILP is the legal and beneficial owner of Four Million (4,000,000) shares of Common Stock (collectively, "Shares");

     WHEREAS, the parties hereto believe that it is in the best interests of the Corporation and of the stockholders of the Corporation to make provision for future dispositions of its shares of stock in certain instances, including MILP's Shares, and certain other matters;

     WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                    ARTICLE I. PURCHASE OF SHARES UPON DEATH

     1.01. TRANSFER OF SHARES. In the event of the death of Asghar Mostafa ("Mostafa"), all (but not less than all) of the Shares owned by MILP as of the date of his death shall be sold and transferred to the Corporation as hereinafter provided in this Article I. For purposes of this Article I, MILP is conclusively deemed and considered to own all Shares of stock owned by it, its administrators and personal and legal representatives.



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     1.02. Settlement. At settlement on a purchase of the Shares under this
Article I, the general partner of MLFP shall deliver to the Corporation the Shares owned by MILP as of the date of his death, and, upon delivery of the Shares, the Corporation shall be obligated to pay the general partner of MILP the greater of the following two amounts: (i) the proceeds of any life insurance policy (policies), owned by the Corporation on which (a) Mostafa is the named insured and (b) the Corporation is the applicant, owner and beneficiary, and which policy (policies) were purchased for the purpose of using the proceeds thereof to purchase the Shares of MILP upon his death, rather than to reimburse the Corporation for the loss of the services to be provided to it by Mostafa, such policy referred to in this Article I as the "Life Insurance Policy", or
(ii) the appraised value of the Shares as determined pursuant to Article III hereof. In the event the Life Insurance Policy proceeds are the greater of the two amounts, then at settlement, the Corporation shall deliver to the general partner of MILP a good check in the amount of the proceeds of the Life Insurance Policy. In the event that the appraised value of the Shares shall be the greater of such two (2) amounts, at settlement the Corporation shall execute and deliver to the general partner of MILP a negotiable promissory note in substantially the same form as the promissory note attached hereto as Exhibit A and made a part hereof, representing the difference between the proceeds of the Life Insurance Policy and the appraised value, constituting the unpaid portion of the purchase price.

     1.03. Description of Policies. The Corporation hereby agrees that it will become the applicant, owner and beneficiary of Life Insurance Policies, as hereinafter defined, under which the insured is Mostafa. The Corporation agrees to pay premiums on such insurance policies and on any other Life Insurance Policies purchased by the Corporation and shall give proof of payment of premiums to MILP whenever MILP shall request such proof. For all purposes of this Agreement, the term "Life Insurance Policies" shall mean all life insurance policies under which the insured is Mostafa and the Corporation is the applicant, owner and beneficiary, which shall be in an amount and issued by an insurer which is satisfactory to MILP; provided, however, that no such life insurance policy shall come within the foregoing definition if the Corporation and Mostafa shall execute a statement acknowledging that such policy is a "key-man insurance policy" intended to reimburse the Corporation for the loss of services which would have otherwise been provided were it not for the death of Mostafa. If a premium on any Life Insurance Policies shall not be paid within ten (10) days after its due date, the insured shall have the right to pay such premium and to be promptly reimbursed therefor by the Corporation. Each policy referred to in this Section 1.03 shall be the sole and absolute property of the Corporation; provided, however, that the Corporation hereby (i) collaterally assigns the policy (policies) owned by it to Mostafa who is the named insured as security only for the performance by the Corporation of the obligations on its part to be performed under this Article I and (ii) agrees to complete, execute, have acknowledged and deliver to the issuing life insurance company any form required by such insurance company in order to effect such collateral assignment. The parties hereto agree to determine, from time to time, in good faith, the fair market value of the Shares. In the event that the fair market value of the Shares exceeds the face amount of the Life Insurance Policies on the life of Mostafa, the Corporation shall consider the purchase of additional Life Insurance Policies so that the total



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face amount of all of the Life Insurance Policies on the life of Mostafa is equal to or exceeds the fair market value of the Shares owned by MILP. In the event that the Corporation purchases additional insurance on the life of Mostafa, Mostafa hereby agrees to cooperate fully by performing all the requirements of the insurer which are necessary conditions precedent to the issuance of such life insurance policies.

     1.04. PURCHASE OF POLICIES. In the event that MILP shall transfer all of its Shares other than pursuant to Article I hereof or, in the event that this Agreement shall terminate, then, in either event, Mostafa shall have the right to purchase from the Corporation any Life Insurance Policies on which he is the named insured, by paying to the Corporation an amount equal to the cash value of such policy (policies), if any, the unearned premiums on such policy (policies) or One Dollar ($1.00), whichever is greatest.


                     ARTICLE II.  PUT AND CALL RIGHTS UPON
                      PERMANENT DISABILITY OR TERMINATION


     2.01. PURCHASE OF SHARES UPON PERMANENT DISABILITY OR TERMINATION. In the event of the permanent disability or termination of employment of Mostafa for any reason whatsoever, for a period of one hundred eighty (180) calendar days after the date of such permanent disability or termination, as the case may be, MILP shall have the right to cause Company to repurchase all but not less than all of the Shares then owned by MILP, and (ii) Company shall have the right to repurchase all but not less than all of the Shares then owned by MILP, such purchase to be completed within thirty (30) days from the date of exercise, for a purchase price equal to the value of the Shares, determined as of the last day of the month preceding the date on which either MILP or Corporation exercises its rights under this Section 2.01. The purchase shall be shall be in cash or, if the Corporation and MILP agree, the Corporation may pay the value with its promissory note in substantially the same form as Exhibit A, except bearing interest at the annual the prime rate (as set forth at the main depository bank of the Corporation) plus 1% and amortized over a term of ten
(10) years.

     2.02. EXERCISE OF RIGHTS TO CALL. To exercise its rights hereunder, the Corporation shall give MILP a written notice of its intent to exercise its rights ("Call Notice"), which notice shall constitute an unconditional and irrevocable offer to repurchase the Shares, and which shall contain the Corporation's determination of the value of the Shares. If MILP does not agree with the valuation, it shall notify the Corporation that it contests the value stated in Call Notice within twenty (20) days after the Corporation has given such Call Notice, and the Shares shall thereupon be appraised as set forth in
Article III below. If MILP fails to notify the Corporation that it contests the value, such value shall be final, and on or before forty (40) days from the date on which the Corporation has given such Call Notice, (i) the Corporation shall pay the value of the Shares to MILP in cash or, if the Corporation and MILP agree, the Corporation may pay the value with its promissory note in substantially the same form as Exhibit A, except bearing interest at the annual the prime rate (as set forth at the main



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depository bank of the Corporation) plus 1% and amortized over a term of ten
(10) years, and (ii) MILP shall give to the Corporation the certificate(s) representing the Shares, properly endorsed for transfer.

     2.03. EXERCISE OF RIGHTS TO PUT. To exercise its rights hereunder, MILP shall give the Corporation a written notice of its intent to exercise its rights hereunder ("Put Notice") to that effect, which notice shall constitute an unconditional and irrevocable offer to sell the Shares to the Corporation. Within sixty (60) days after receiving the Put Notice, the Corporation shall notify MILP in writing of its determination of the value of the Shares. If MILP does not agree with the valuation, it shall notify the Corporation that it contests the value stated in response to the Put Notice within twenty (20) days after the Corporation has given such response, and the Shares shall thereupon be appraised as set forth in Article III below. If MILP does not notify the Corporation that it contests the value as determined by the Corporation, then within twenty (20) days after receiving such response, such value shall be final, and on or before forty (40) days from the date on which the Corporation has sent MILP the notice of determination of value, (i) the Corporation shall pay the value of the Shares to MILP, in cash or, if the Corporation and MILP agree, the Corporation may pay the value with its promissory note in substantially the same form as Exhibit A, except bearing interest at the annual the prime rate plus 1% (as set forth at the main depository bank of the Corporation) and amortized over a term of ten (10) years, and (ii) MILP shall upon receipt of such payment give to the Corporation the certificate(s) representing the Shares, properly endorsed for transfer.

            ARTICLE III.   VALUATION OF THE SHARES

     3.01. DETERMINATION OF VALUE. Value, for purposes of this Agreement, shall be determined initially by the Corporation's Board of Directors, who may but shall not be obligated to seek or rely upon the opinions of financial or investment advisors. If MILP notifies the Corporation within the time limits set forth above in Sections 2.02 or 2.03, as the case may be, that it contests such determination, the Corporation shall appoint an appraiser ("Appraiser"), acceptable to MILP, who shall determine the value and whose determination shall be final and binding. The Appraiser (i) shall have the requisite experience and knowledge to evaluate the Corporation and determine its value and (ii) shall have no prior professional relationship with either party. The Appraiser shall determine the value of the Shares, using such procedures as he deems necessary. The Corporation and MILP shall provide the Appraiser with full access to financial and other data, all of which the Appraiser shall hold in confidence to the extent reasonably requested by the Corporation. The Corporation shall pay the entire cost of the appraisal.

     3.02. EXERCISE OF RIGHTS TO PUT. The value of the Shares for all purposes under this Agreement, regardless of who determines it, shall be determined on the basis at which the entire the Corporation would change hands between a willing buyer and a willing seller, each having knowledge of all relevant facts and neither being under any compulsion to buy or sell,

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with a premium attributed to the fact that the Shares represent a control position in a closely-held company.

     3.03. Right of Revaluation. Notwithstanding anything set forth herein, in the event the Corporation shall purchase the Shares following the Call Notice under Section 2.02 above, then MILP shall have the right for the Revaluation Period, as defined below, to again request the Corporation determine the value. Upon receipt of such notice, the Corporation's Board of Directors shall determine value, who may but shall not be obligated to seek or rely upon the opinions of financial or investment advisors. Value shall be as of the date of the receipt of the request and thereafter the Corporation shall pay MILP the difference, if any, between the value determined in connection with the Call Notice and the value determined under this Section 3.03. The Revaluation Period shall commence with the date of disability or termination, and shall extend for the same number of months as Mostafa was employed by the Corporation, but for a minimum of eighteen (18) months. The value determined under this Section shall be final, and the Corporation shall pay the difference in the value to MILP in the form of a four (4) equal quarterly payments, without interest, or upon such other terms as may be agreed upon between the Corporation the MILP, and MILP shall have no further rights under this Agreement. Notwithstanding the foregoing, MILP shall have no right to a revaluation hereunder if Mostafa shall be been terminated, following his termination "for cause" as defined in that certain Executive Employment Agreement dated of even date herewith between the Corporation and Mostafa, ("Executive Employment Agreement").

     3.04. Definition of Permanent Disability. For purposes of this Agreement, the term "permanent disability" shall have the same meaning as in the Executive Employment Agreement.


                        ARTICLE IV. GENERAL PROVISIONS

     4.01. Transfer Legend Notice. The certificate representing the Shares will bear a legend indicating (i) that the Shares have not been registered under the Securities Act of 1933 or the securities laws of any jurisdiction, and may not be sold or offered for sale in the absence of such registration or an exemption therefrom, and (ii) that any Transfer of the Shares is subject to this Agreement, and will not be recognized by Company unless made in compliance with this Agreement.


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     4.02.     Notices.  Any and all notices, requests or other communications provided for herein shall be given in writing and sent by hand delivery or by registered or certified mail, return receipt requested, with first-class postage prepaid; and such notices shall be addressed: (i) if to the Corporation, to the principal office of the Corporation; and (ii) if to MILP, to the address of MILP as reflected in the records of the Corporation, unless notice of a change of address is furnished to all parties in the manner provided in this Section 4.02. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

     4.03.     Invalid or Unenforceable Provisions.    The invalidity or
unenforceability of any particular provision of this Agreement shall not affect the other provisions whereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     4.04. Delivery of Shares and Documents. Upon the closing of any purchase of any Shares pursuant to this Agreement, the seller shall deliver to the purchaser the following: The certificate or certificates representing the Shares being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the seller and of its compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

     4.05.      Changes: Waiver.    No change or modification of this Agreement
shall be valid unless the same is in writing and signed by both the parties hereto. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

     4.06.      Entire Agreement.   This Agreement sets forth all of the
promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Shares owned by MILP and any other matters set forth herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to such shares or such other matters except as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Shares.

     4.07. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

     4.08. Headings. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or


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enforcing any of the provisions of this Agreement.

     4.09. Term of Agreement. This Agreement shall be effective as of the date first hereinabove set forth and shall terminate at such time as MILP shall sell all of its Shares in the Corporation.

     4.09 Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors, administrators, personal representatives, successors and assigns, and other legal representatives.

     4.10 Days Defined. Whenever any notice or action needs to be taken under this Agreement within a specified number of days, such reference shall measured in calendar days.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, and MILP has executed this Agreement by its general partner, all as of the day and year first above written.

ATTEST:                                         CORPORATION:

                                                ADVANCED SWITCHING
COMMUNICATIONS,                                  INC., a Delaware corporation

/s/ Ronald S. Westernik                         By /s/ Ronald S. Westernik
-------------------------------                 -------------------------------
Ronald S. Westernik                             Ronald S. Westernik, COO
Secretary
[Corporate Seal]


WITNESS:                                        MOSTAFA INVESTMENTS LIMITED
                                                 PARTNERSHIP, a Virginia limited
                                                 partnership

/s/ Jhoti Ranade                                by /s/ Asghar D. Mostafa  [SEAL]
-------------------------------                 --------------------------------
                                                Asghar D. Mostafa, General
                                                 Partner

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